UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to

Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-12

FS KKR Capital Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1 From: Sent: To: Subject: Be the vote that counts. FS KKR CAPITAL CORP.

2 2025 Annual Meeting June 18, 2025 VOTE NOW Why Should I Vote? As an investor in this security, you have the right to vote on important matters. This is your opportunity to make a direct impact on your investment. Your vote counts! Ways to Vote ProxyVote 800.690.6903 Important Information For holders as of April 23, 2025 Vote Common Shares by: June 17, 2025 Control Number: 0123456789012345 This email represents the following share(s): FS KKR CAPITAL CORP 123,456,789,012.00000 FS KKR CAPITAL CORP. 123,456,789,012.00000 FS KKR CAPITAL CORP. 123,456,789,012.00000

3 FS KKR CAPITAL CORP. 123,456,789,012.00000 FS KKR CAPITAL CORP. 123,456,789,012.00000 FS KKR CAPITAL CORP. 123,456,789,012.00000 View documents: Proxy Statement | Annual Report | © 2025 Broadridge Financial Solutions Inc. P.O. Box 1310, Brentwood, NY 11717 ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners. Email Settings | Terms and Conditions | Privacy Statement